Exhibit 8.1

	Date of	Place of	Percentage of
Subsidiaries	Incorporation/Acquisition	Incorporation	Ownership
JinkoSolar Investment Limited*	November 10, 2006	Hong Kong	100%
Jinko Solar Co., Ltd. (“Jiangxi Jinko”)**	December 13, 2006	PRC	73.3%
Zhejiang Jinko Solar Co., Ltd.(“Zhejiang Jinko”)	June 30, 2009	PRC	73.3%
Jinko Solar Import and Export Co., Ltd.	December 24, 2009	PRC	73.3%
JinkoSolar GmbH	April 1, 2010	Germany	73.3%
Zhejiang Jinko Trading Co., Ltd.	June 13, 2010	PRC	73.3%
Xinjiang Jinko Solar Co., Ltd. (“Xinjiang Jinko”)	May 30, 2016	PRC	73.3%
Yuhuan Jinko Solar Co., Ltd.	July 29, 2016	PRC	73.3%
JinkoSolar (U.S.) Inc.	August 19, 2010	United States	73.3%
Jiangxi Photovoltaic Materials Co., Ltd. (“Jiangxi Materials”)	December 10, 2010	PRC	73.3%
JinkoSolar (Switzerland) AG	May 3, 2011	Switzerland	73.3%
JinkoSolar (US) Holdings Inc.	June 7, 2011	United States	73.3%
Jinko Solar Canada Co., Ltd.	November 18, 2011	Canada	73.3%
Jinko Solar Australia Holdings Co. Pty Ltd.	December 7, 2011	Australia	73.3%
Jinko Solar Japan K.K.	May 21, 2012	Japan	73.3%
Jinko Solar Technology Sdn.Bhd.	January 21, 2015	Malaysia	73.3%
Jinko Solar (Shanghai) Management Co., Ltd.	July 25, 2012	PRC	73.3%
JinkoSolar Trading Private Limited	February 6, 2017	India	73.3%
JinkoSolar LATAM Holding Limited	August 22, 2017	Hong Kong	100%
JinkoSolar Middle East DMCC	November 6, 2016	Emirates	73.3%
JinkoSolar International Development Limited****	August 28, 2015	Hong Kong	100%
Jinkosolar Household PV System Ltd.	January 12, 2015	BVI	100%
Canton Best Limited	September 16, 2013	BVI	100%
Wide Wealth Group Holding Limited (“Wide Wealth Hong Kong”)	June 11, 2012	Hong Kong	100%
JinkoSolar (U.S.) Industries Inc.	November 16, 2017	United States	73.3%
Poyang Ruilixin Information Technology Co., Ltd.	December 19, 2017	PRC	73.3%
JinkoSolar Technology (Haining) Co., Ltd (“Haining Jinko”)*****	December 15, 2017	PRC	51.0%
Jinko Solar Korea Co., Ltd.	December 3, 2018	South Korea	73.3%
JinkoSolar (Sichuan) Co., Ltd. (“Sichuan Jinko”)******	February 18, 2019	PRC	48.0%
JinkoSolar (Vietnam) Co., Ltd.	September 26, 2019	Vietnam	73.3%
Jinko PV Material Supply Sdn. Bhd.	September 23, 2019	Malaysia	73.3%
JinkoSolar (Chuzhou) Co., Ltd. (“Jinko Chuzhou”)*******	December 26, 2019	PRC	40.3%
JinkoSolar (Yiwu) Co., Ltd. (“Jinko Yiwu”)********	September 19, 2019	PRC	40.3%
JinkoSolar (Shangrao) Co., Ltd. (“Jinko Shangrao”) *********	April 17,2020	PRC	40.3%
Rui Xu Co., Ltd. (“Rui Xu”)	July 24, 2019	PRC	73.3%
Jinko Solar Denmark ApS	June 2, 2020	Denmark	73.3%
JinkoSolar Hong Kong Limited	August 17, 2020	Hong Kong	73.3%
JinkoSolar (Chuxiong) Co., Ltd.	September 25, 2020	PRC	73.3%
Jinko Solar (Malaysia) SDN BHD.	September 25, 2020	Malaysia	73.3%

*       In the fourth quarter of 2016, JinkoSolar Investment Limited (previously known as JinkoSolar Technology Limited and Paker Technology Limited) disposed of Zhejiang Jinko Financial Leasing Co., Ltd for a consideration of RMB183.0 million. Loss on the disposal amounted to RMB15.2 million was recognized. Consideration associated with the transaction amounted to RMB128.1 million and RMB41.8 million (US$6.4 million) was collected in 2019 and 2020, respectively.

**     In the fourth quarter of 2018, we disposed of Jinko Solar Investment (Pty) Ltd and its subsidiary JinkoSolar (Pty) Ltd with the consideration of RMB1 to a third party buyer. Loss on the disposal amounted to RMB20.3 thousand was recognized. Consideration associated with the transaction was collected subsequently in 2020. In October 2020, we completed a RMB3.1 billion (approximately US$461.2 million) equity financing by our principal operating subsidiary Jiangxi Jinko. Immediately after the closing, third-party investors together with our founders and senior management personnel, directly or through their investment arms, collectively own approximately a 26.7% equity interest in Jiangxi Jinko, among which our founders and senior management personnel own 17.2% equity interest with the consideration of US$297.6 million.

***   In the third quarter of 2018, JinkoSolar and JinkoPower jointly invested in and established a company named Poyang Luohong Power Co., Ltd. (“Poyang Luohong”), which develops and operates solar power projects in Shangrao, Jiangxi Province. Cash capital injection with the amount of RMB98.0 million had been made by JinkoPower by the end of 2018. We then held 51% equity interest of Poyang Luohong and consolidated such entity in our financial statements. In the fourth quarter of 2019, we disposed of the 51% equity interest in Poyang Luohong to an independent third party for a consideration of RMB99.8 million. Gain on the disposal amounted to RMB19.9 million was recognized. Consideration associated with the transaction was collected in full in 2019. Upon the disposal, the non-controlling interests related to Poyang Luohong with the carrying amount of RMB97.8 million was eliminated.

**** In the first quarter of 2020, JinkoSolar International Development Limited disposed of two Mexican power plants.

*****        In the second and third quarter of 2018, government background companies made capital injection with an amount of RMB517.0 million into Haining Jinko. In the third quarter of 2019, to support development of local enterprise, government background funds of Zhejiang province made investment into Haining Jinko by capital injection through a limited partnership established together with Zhejiang Jinko. The total capital injection received from the government funds in the year of 2019 amounted to RMB845.8 million (US$121.5 million). Haining Jinko was founded by us in 2017 and is principally engaged in the production of photovoltaic products, such as solar modules and cells, for intercompany sales within our company.

******      In the second quarter of 2019, Jiangxi Jinko, together with government background funds, established Sichuan Jinko. Cash capital injections with the amount of RMB800.0 million and RMB200.0 million had been made by the non-controlling shareholders in 2019 and 2020, respectively. We own 48.0% equity interest in Sichuan Jinko and consolidated the entity in our financial statements. Sichuan Jinko is principally engaged in the production of silicon ingot for intercompany sales within our company. In the fourth quarter of 2020, the non-controlling interest arrangement was settled in return for a loan liability pursuant to a supplementary investment agreement between our company and the government background fund.

*******    In the fourth quarter of 2019, Jiangxi Jinko, together with government background funds, established Jinko Chuzhou. Cash capital injections with an aggregate amount of RMB850.0 million had been made by the non-controlling shareholders as of December 31, 2020. We own 40.3% equity interest in Jinko Chuzhou and consolidated such entity in our financial statements. Jinko Chuzhou is principally engaged in the production of solar modules for intercompany sales within our company. In the third quarter of 2020, the non-controlling interest arrangement was settled in return for a loan liability pursuant to a supplementary investment agreement between our company and the government background fund.

********  In the fourth quarter of 2019, Jiangxi Jinko, together with government background funds, established Jinko Yiwu. Cash capital injections with an aggregate amount of RMB765.0 million had been made by the non-controlling shareholders as of December 31, 2020. We own 40.3% equity interest in Jinko Yiwu and consolidated such entity in our financial statements. Jinko Yiwu is principally engaged in the production of solar modules for intercompany sales within our company. In the third quarter of 2020, the non-controlling interest arrangement was settled in return for a loan liability pursuant to a supplementary investment agreement between our company and the government background funds.

********* In the second quarter of 2020, Jiangxi Jinko, together with a government background fund, established Jinko Shangrao. Cash capital injections with the amount of RMB1,902 million had been made by the government fund as of December 31, 2020. We own 40.30% equity interest in Jinko Shangrao and consolidated such entity in our financial statements. Shangrao Jinko is principally engaged in the production of photovoltaic products, such as solar modules and cells.

********** In the fourth quarter of 2020, we disposed of all of our equity interest in Jinko Huineng Technology Services Co.,Ltd to JinkoPower for a consideration of RMB10.4 million (US$1.6 million). Consideration associated with the transaction was collected in December 2020.